SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

(Amendment No. 2)

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)

May 30, 2014

Commission File Number 333-138111

Latitude 360, Inc.

(Exact name of small business issuer as specified in its charter)

Nevada	20-5587756
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)

6022 San Jose Blvd., Jacksonville, FL 32217

(Address of principal executive offices)

  (904) 730-0011

(Issuer's telephone number)

N/A

(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[_] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[_] Soliciting material pursuant to Rule 14a-12 under Exchange Act (17 CFR 240.14a-12)

[_] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[_] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Explanatory Note

Latitude 360, Inc. (Formerly Kingdom Koncrete, Inc.) is filing this amendment to its 8-K dated May 30, 2014 and to the related amendment 1 to the respective 8-K filed on November 11, 2014, to edit some of the footnotes on the financial statements of the company, exhibit 99.1 and to restate the accounting for its acquisition by the Company of Latitude Group, Inc., a Florida Corporation (“L360”), exhibit 99.2. Initially the Company accounted for the acquisition as it being the acquirer and L360 being the acquiree. However; based upon further analysis and a re-examination of the transaction and requirements under Accounting Codification Standards (ACS) Topic 805-40 “Business Combinations”, it was determined that the acquisition should have been accounted for as a reverse acquisition whereby for accounting purposes L360 is treated as the acquirer and Latitude 360, Inc. as the acquire.

Item 9.01 Financial Statements and Exhibits

(a)	Financial Statements and Exhibits

The required consolidated financial statements of Latitude 360, Inc. as of and for the year ended December 31, 2013 and 2012, and the Independent Auditor’s Report are attached hereto as Exhibit 99.1 and incorporated herein by reference.

(b)	Pro Forma Financial Information

The required unaudited pro forma combined financial statements relating to the Acquisition of Latitude 360, Inc. as of and for the periods ended December 31, 2013, and 2012, are attached hereto as exhibit 99.2 and incorporated herein by reference.

The unaudited pro forma subsidiaries statement of operation relating to management’s presentation of operating net results for the period ended December 31, 2013, are attached hereto as exhibit 99.3 and incorporated herein by reference.

Exhibit No. Description

99.1	Latitude 360, Inc. - Audited Financial Statements as of and for the year Ended December 31, 2013, and 2012, and the Independent Auditor’s Report.

99.2	Unaudited pro forma combined financial information relating to the Acquisition of Latitude 360, Inc. as of and for the periods ended May 30, 2014, and December 31, 2013 and 2012.

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SIGNATURES

Pursuant to the requirement of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: February 13, 2015	LATITUDE 360, Inc.

By:	/s/ Brent W. Brown
Brent W. Brown, CEO

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